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Exhibit 5.1

November 10, 2016

TechPrecision Corporation 1 Bella Drive Westminster, MA 01473

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed by TechPrecision Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement registers 1,700,000 shares of common stock, par value $0.0001 per share, of the Company (the "Shares"), 200,000 of which are reserved for issuance under Stand-Alone Non-Qualified Stock Option Grants to Philip A. Dur, Michael R. Holly, Robert G. Isaman, and Andrew A. Levy (collectively, the "Option Grants"), and 1,500,000 of which were granted under Stand-Alone Stock Grants (that are each subject to the filing and effectiveness of a the Registration Statement) to Leonard M. Anthony, Philip A. Dur, Michael R. Holly, Robert G. Isaman, and Andrew A. Levy (collectively, the "Stock Grants").  The recipients of the Option Grants and Stock Grants are all current directors of the Company.

You have requested that we render the opinion set forth in this letter and we are furnishing this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission under the Securities Act.

We have examined the Registration Statement, including the exhibits thereto, the Company's Certificate of Incorporation and By-laws, in each case considering all amendments thereto and as currently in effect, certain resolutions of the board of directors of the Company, and such other documents as we have deemed appropriate. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, we are of the opinion that, following the effectiveness of the Registration Statement, (a) the Shares underlying the Option Grants, when issued and paid for in accordance with the terms of each of the Option Grants, as applicable, will be validly issued, fully paid and non-assessable, and (b) the Shares granted pursuant to the Stock Grants, when issued in accordance with the terms of each of the Stock Grants, as applicable, will be validly issued, fully paid and non-assessable. As counsel to the Company, we have furnished this opinion to you solely for submission to the Commission as an exhibit to the Registration Statement. Accordingly, except as otherwise set forth herein, this opinion may not be used, circulated, quoted or otherwise referred to for any purpose without the express written permission of this firm.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware, including statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws of the State of Delaware, and the federal laws of the United States of America.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

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www.pepperlaw.com

TechPrecision Corporation

November 10, 2016

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely, /s/ PEPPER HAMILTON LLP PEPPER HAMILTON LLP